Exhibit 99.1

OSI Systems Reports Fiscal 2022 Second Quarter Financial Results

  Q2 Revenues of $277 Million
  Q2 Earnings Per Diluted Share
    GAAP EPS of $1.09
    Non-GAAP EPS of $1.28
  Q2 Ending Backlog of $1.2 Billion (12% increase from June 30, 2021)
  Company Increases FY 2022 Earnings Guidance and Reduces FY 2022 Revenues Guidance

HAWTHORNE, Calif.--(BUSINESS WIRE)--January 27, 2022--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the three and six months ended December 31, 2021.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated, “We are pleased with our overall performance in the second quarter, during which we navigated a challenging general business environment, including a heightened impact from COVID with the emergence of the new Omicron variant, as well as increased supply chain and logistics challenges. We ended the quarter with a significant backlog, and we are pursuing various opportunities in attractive long-term markets, which positions us well for the future.”

The Company reported revenues of $276.7 million for the second quarter of fiscal 2022, which is comparable to the $276.0 million reported for the second quarter of fiscal 2021. Net income for the second quarter of fiscal 2022 was $19.8 million, or $1.09 per diluted share, compared to net income of $20.0 million, or $1.10 per diluted share, for the second quarter of fiscal 2021. Non-GAAP net income for the second quarter of fiscal 2022 was $23.2 million, or $1.28 per diluted share, compared to non-GAAP net income for the fiscal 2021 second quarter of $24.6 million, or $1.35 per diluted share.

For the six months ended December 31, 2021, revenues were $555.9 million compared to $530.9 million in the same period a year ago. Net income for the six months ended December 31, 2021 was $38.8 million, or $2.13 per diluted share, compared with $29.4 million, or $1.61 per diluted share, for the same period a year ago. Non-GAAP net income for the six months ended December 31, 2021 was $44.4 million, or $2.44 per diluted share, compared with non-GAAP net income of $44.1 million, or $2.41 per diluted share, for the comparable prior-year period.

For the three and six months ended December 31, 2021, the Company's book-to-bill ratio was 0.9 and 1.2, respectively. As of December 31, 2021, the Company's backlog was over $1.2 billion, representing an increase of 12% from the Company’s backlog as of June 30, 2021. The Company’s cash generated from operations was $14.5 million during the quarter ended December 31, 2021. Net capital expenditures were $3.7 million during the three months ended December 31, 2021.

Mr. Chopra commented, “Given the challenging global backdrop, we were pleased with the Security division performance. The evolving pandemic as well as ongoing supply chain issues have adversely impacted the division. We continue to work through these related challenges with our customers and partners and are well positioned in the global marketplace to capitalize on future opportunities.”

Mr. Chopra continued, “Our Optoelectronics and Manufacturing division again delivered outstanding results reporting record revenues and record operating income. Robust bookings in the quarter led to a record Q2 backlog for the division.”

Mr. Chopra concluded, “Our Healthcare division continued to perform steadily with a solid second quarter. As anticipated because of increased revenues at the onset of the pandemic, we reported a small reduction in year-over-year revenues. During the quarter, we continued to focus on new product development to bolster our core offerings while simultaneously investing in strengthening our sales and marketing efforts.”

During the second quarter of fiscal 2022, the Company refinanced its credit facility, expanding its borrowing capacity from $535 million to $750 million and extending the maturity to December 2026. The Company also repurchased 312,790 shares under its current stock buyback program, and, as of December 31, 2021, has the authority to repurchase approximately 2.1 million additional shares.

Fiscal Year 2022 Outlook

	Previous Guidance	Current Guidance

Revenues	$1.190 billion - $1.225 billion	$1.160 billion - $1.195 billion

Non-GAAP Diluted Earnings Per Share	$5.72 - $6.00	$5.75 - $6.02

The Company is increasing its non-GAAP diluted earnings per share guidance given an anticipated stronger operating margin. The Company is adjusting its fiscal year 2022 revenues guidance as set forth above primarily as a result of the continued impacts stemming from the COVID pandemic. Actual revenues and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors, including uncertainties as to the duration and future scope of the COVID-19 pandemic.

The Company’s fiscal 2022 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the most directly comparable GAAP financial measure, being materially different from projected non-GAAP diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three and six months ended December 31, 2020 and 2021 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions and non-cash interest expense primarily related to convertible debt in fiscal 2021, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining non-GAAP financial measures of the Company. Management believes that these non-GAAP financial measures provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods, and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its results for the second quarter of fiscal 2022. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm, and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until February 10, 2022. The replay can either be accessed through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call identification number 3496347 when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, operational performance and impact of the COVID-19 pandemic in fiscal 2022 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; impact on the Company’s business related to or resulting from the COVID-19 pandemic such as material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company's investigations and compliance reviews; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. Many of the referenced risks could be amplified by the magnitude and duration of the COVID-19 pandemic. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2021	2020	2021
Revenues:
Products	$208,367	$205,377	$391,114	$412,589
Services	67,642	71,304	139,803	143,349
Total revenues	276,009	276,681	530,917	555,938
Cost of goods sold:
Products	139,893	139,060	264,734	281,966
Services	34,035	37,848	68,351	74,869
Total cost of goods sold	173,928	176,908	333,085	356,835
Gross profit	102,081	99,773	197,832	199,103
Operating expenses:
Selling, general and administrative	56,101	54,879	114,718	112,202
Research and development	13,784	14,977	25,866	29,794
Impairment, restructuring and other charges (benefit), net	(162)	831	8,197	3,341
Total operating expenses	69,723	70,687	148,781	145,337
Income from operations	32,358	29,086	49,051	53,766
Interest and other expense, net	(4,233)	(2,217)	(8,422)	(4,233)
Income before income taxes	28,125	26,869	40,629	49,533
Provision for income taxes	(8,087)	(7,072)	(11,247)	(10,684)

Net income	$20,038	$19,797	$29,382	$38,849

Diluted earnings per share	$1.10	$1.09	$1.61	$2.13
Weighted average shares outstanding – diluted	18,196	18,106	18,266	18,203

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED SEGMENT INFORMATION (in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2021	2020	2021
Revenues – by Segment:
Security division	$145,236	$145,918	$280,011	$295,435
Healthcare division	54,895	52,425	106,398	103,013
Optoelectronics and Manufacturing division, including intersegment revenues	87,521	91,490	167,435	183,795
Intersegment eliminations	(11,643)	(13,152)	(22,927)	(26,305)
Total	$276,009	$276,681	$530,917	$555,938

Operating income (loss) – by Segment:
Security division	$19,776	$18,171	$28,682	$39,764
Healthcare division	9,323	7,030	18,307	12,950
Optoelectronics and Manufacturing division	10,414	13,382	19,154	23,165
Corporate	(7,361)	(9,663)	(16,817)	(22,126)
Intersegment eliminations	206	166	(275)	13
Total	$32,358	$29,086	$49,051	$53,766

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30, 2021	December 31, 2021
Assets

Cash and cash equivalents	$80,613	$86,332
Accounts receivable, net	290,653	288,037
Inventories	294,208	334,242
Other current assets	43,930	61,179
Total current assets	709,404	769,790
Property and equipment, net	118,004	116,115
Goodwill	320,304	320,319
Intangible assets, net	127,608	126,643
Other non-current assets	109,047	110,239
Total Assets	$1,384,367	$1,443,106

Liabilities and Stockholders' Equity

Bank lines of credit	$--	$81,622
Current portion of long-term debt	846	287,247
Accounts payable and accrued expenses	210,077	200,964
Other current liabilities	133,844	124,622
Total current liabilities	344,767	694,455
Long-term debt	276,421	602
Other long-term liabilities	123,359	127,901
Total liabilities	744,547	822,958
Total stockholders’ equity	639,820	620,148
Total Liabilities and Stockholders’ Equity	$1,384,367	$1,443,106

OSI SYSTEMS, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE (in thousands, except earnings per share data)

	Three Months Ended December 31,				Six Months Ended December 31,
	2020		2021		2020		2021
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$20,038	$1.10	$19,797	$1.09	$29,382	$1.61	$38,849	$2.13
Impairment, restructuring and other charges (benefit), net	(162)	(0.01)	831	0.05	8,197	0.45	3,341	0.18
Amortization of acquired intangible assets	3,704	0.20	3,162	0.18	7,480	0.41	6,360	0.36
Non-cash interest expense	2,260	0.12	57	--	4,486	0.25	125	0.01
Tax benefit of above adjustments	(1,600)	(0.08)	(1,009)	(0.06)	(5,546)	(0.31)	(2,476)	(0.14)
Impact from discrete income tax items	347	0.02	347	0.02	71	--	(1,798)	(0.10)

Non-GAAP basis	$24,587	$1.35	$23,185	$1.28	$44,070	$2.41	$44,401	$2.44

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)

Three Months Ended December 31, 2020
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$19,776	13.6%	$9,323	17.0%	$10,414	11.9%	$(7,155)	$32,358	11.7%
Restructuring and other charges (benefit), net	269	0.2%	27	--	--	--	(458)	(162)	(0.1%)
Amortization of acquired intangible assets	2,732	1.9%	201	0.4%	771	0.9%	- -	3,704	1.4%
Non-GAAP basis– operating income (loss)	$22,777	15.7%	$9,551	17.4%	$11,185	12.8%	$(7,613)	$35,900	13.0%

Three Months Ended December 31, 2021
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$18,171	12.5%	$7,030	13.4%	$13,382	14.6%	$(9,497)	$29,086	10.5%
Impairment, restructuring and other charges, net	353	0.2	-	-	-	-	478	831	0.3%
Amortization of acquired intangible assets	2,251	1.5	201	0.4	710	0.8	-	3,162	1.2%
Non-GAAP basis– operating income (loss)	$20,775	14.2%	$7,231	13.8%	$14,092	15.4%	$(9,019)	$33,079	12.0%

Six Months Ended December 31, 2020
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$28,682	10.2%	$18,307	17.2%	$19,154	11.4%	$(17,092)	$49,051	9.2%
Restructuring and other charges (benefit), net	8,522	3.1%	27	--	146	0.1%	(498)	8,197	1.6%
Amortization of acquired intangible assets	5,545	2.0%	403	0.4%	1,532	0.9%	--	7,480	1.4%
Non-GAAP basis– operating income (loss)	$42,749	15.3%	$18,737	17.6%	$20,832	12.4%	$(17,590)	$64,728	12.2%

Six Months Ended December 31, 2021
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$39,764	13.5%	$12,950	12.6%	$23,165	12.6%	$(22,113)	$53,766	9.7%
Impairment, restructuring and other charges, net	628	0.2%	-	-	-	-	2,713	3,341	0.6%
Amortization of acquired intangible assets	4,537	1.5%	403	0.8	1,420	0.8%	-	6,360	1.1%
Non-GAAP basis– operating income (loss)	$44,929	15.2%	$13,353	13.4%	$24,585	13.4%	$(19,400)	$63,467	11.4%

Contacts

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com